UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2003

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation	0-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-752-7000

Item 5. Other Events.

     On May 13, 2003, Fannie Mae (formally, the Federal National Mortgage Association), issued its monthly financial summary release for the month of April 2003, a copy of which is filed as Exhibit 99.1 to this report, and which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable
(c)	Exhibits.

An index to exhibits has been filed as part of this Report immediately following the signature page, and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Leanne G. Spencer Leanne G. Spencer Senior Vice President and Controller

Date: May 13, 2003

EXHIBIT INDEX

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Monthly summary release issued by Fannie Mae on May 13, 2003.